As Filed with the Securities and Exchange Commission on June 16, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

SSgA Funds

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MEETING ADJOURNED

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

June 17, 2014

The Special Meeting of Shareholders of the SSgA Clarion Real Estate Fund has adjourned until

July 2, 2014.

The Fund’s records indicate that we have not received your vote. On May 16th shareholders of the Fund voted to change and/or eliminate certain fundamental investment restrictions.

However, we are still seeking your approval on two important proposals identified as Proposals 4G and 4I in the proxy materials. The details of these proposals can be found in the proxy statement that was included in our original mailing.

We urge you to act on this matter today by utilizing one of the following convenient voting options:

1. Speak to Live Voting Specialist. To speak with a live proxy specialist to answer any proxy related questions and/or to place your vote call toll-free 1-855-601-2251 Monday through Friday 9:30am – 9pm, Eastern Time.

2. Vote by Telephone. You may cast your vote by telephone by calling the toll free number listed on the enclosed voting instruction form or proxy card and by following the prerecorded information. Please have your proxy information available.

3. Vote Through the Internet. You may cast your vote using the internet by logging onto the internet address located on the enclosed voting instruction form or proxy card and following the instructions on the website. Please have your proxy information available.

4. Vote by Mail. You may cast your vote by mail. Please sign and date the enclosed voting instruction form or proxy card and return in the envelope provided.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS.

(If you have recently voted, thank you, and please disregard this notice.)

6/2014